Exhibit 99

Red Lobster® Olive Garden® Bahama Breeze® Smokey Bones® Seasons 52®

www.darden.com

NEWS/INFORMATION

Corporate Relations
P.O. Box 593330
Orlando, FL 32859

Contacts:

(Analysts)	Matthew Stroud	(407) 245-6458
(Media)	Jim DeSimone	(407) 245-4567

FOR RELEASE

June 19, 2007

4:30 PM ET

DARDEN RESTAURANTS REPORTS 13% INCREASE IN ANNUAL DILUTED NET EPS

FROM CONTINUING OPERATIONS; ANNOUNCES QUARTERLY DIVIDEND OF

18 CENTS PER SHARE; DISCUSSES FISCAL 2008 FINANCIAL OUTLOOK

ORLANDO, FL, June 19 – Darden Restaurants, Inc. (NYSE:DRI) today reported results for the fiscal year and fiscal fourth quarter ended May 27, 2007. For the fiscal year, diluted net earnings per share from continuing operations increased 13% to $2.53 from $2.24 in the prior year. In the fourth quarter, diluted net earnings per share from continuing operations increased 8% to 67 cents, versus 62 cents in the prior year.

Darden Restaurants, the world’s largest casual dining company, reported that full year sales from continuing operations were $5.57 billion, compared to $5.35 billion in the prior year. This 4.0% increase reflects same-restaurant sales growth at Olive Garden, Red Lobster and Bahama Breeze, as well as new restaurant growth at Olive Garden. In the fourth quarter, sales from continuing operations increased 3.2% to $1.46 billion, driven primarily by strong same-restaurant sales growth and new restaurant growth at Olive Garden.

“We had competitively superior financial results from continuing operations this year in what was clearly a difficult environment for our industry and we also made considerable strategic progress,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “As a result, we begin fiscal 2008 in a strong competitive position and with great confidence we can achieve our goal of being the best in casual dining, now and for generations. When you combine the strength and resiliency that Olive Garden, Red Lobster and Bahama Breeze demonstrated this year, the promise that Seasons 52 continues to show, our talented and dedicated employees and the financial strength we possess, this Company’s future is bright. And it’s a future that we believe will be marked by an acceleration in profitable sales growth, beginning with our anticipated strong financial performance in fiscal 2008.”

On May 5, 2007, Darden closed 54 Smokey Bones and two Rocky River Grillhouse restaurants and announced its intent to sell the remaining 73 Smokey Bones restaurants. Additionally, Darden closed nine Bahama Breeze restaurants on April 28, 2007, and continues to operate the remaining 23 restaurants with plans to restart unit growth. The Smokey Bones’ results and the related impairments and costs are classified as discontinued operations as are the results and related impairments and costs for the nine closed Bahama Breeze restaurants.

-MORE-

For the fiscal year, diluted net losses per share from discontinued operations were $1.18 compared to diluted net losses per share from discontinued operations of $0.08 in the prior year. In the fourth quarter, diluted net losses per share from discontinued operations were $1.05 compared to diluted net losses per share from discontinued operations of $0.02 in the prior year. These results include a fourth-quarter pre-tax charge of approximately $245 million comprised of a non-cash asset impairment charge for 129 restaurants (127 Smokey Bones and two Rocky River Grillhouse restaurants) and other costs related to the closure of 65 restaurants (54 Smokey Bones, 9 Bahama Breeze and 2 Rocky River Grillhouse restaurants). Previously, the Company estimated a pre-tax charge of approximately $260 million in the fourth quarter.

Including losses from discontinued operations, diluted net earnings per share for the fiscal year were $1.35 compared to $2.16 for the prior year, and diluted net losses for the fourth quarter were $0.38 compared to diluted net earnings of $0.60 for the same period last year.

Fiscal 2007 results for the first, second and third quarters were adjusted to reflect diluted net losses per share from discontinued operations of $0.03, $0.04 and $0.07, respectively, including a pre-tax non-cash impairment charge of $12 million ($0.05 per share) in the third quarter related to Bahama Breeze restaurants closed in the fourth quarter. Fiscal 2006 results for the first, second, third and fourth quarters were adjusted to reflect diluted net losses per share from discontinued operations of $0.00, $0.02, $0.04 and $0.02, respectively. A reconciliation of these quarterly adjustments is included below.

Highlights for the quarter and year ended May 27, 2007 include the following:

•

Net earnings from continuing operations for the fiscal year were $377.1 million, or $2.53 per diluted share, on sales of $5.57 billion. Last year, net earnings from continuing operations were $351.8 million, or $2.24 per diluted share, for the fiscal year on sales of $5.35 billion.

•

Net earnings from continuing operations for the fourth quarter were $98.5 million, or 67 cents per diluted share, on sales of $1.46 billion. Last year, net earnings from continuing operations were $95.0 million, or 62 cents per diluted share, for the fourth quarter, on sales of $1.41 billion.

•

Olive Garden’s U.S. same-restaurant sales increased 3.5% in the fourth quarter. This is the 51st consecutive quarter of same-restaurant sales growth, bringing Olive Garden’s same-restaurant sales increase for the fiscal year to 2.7%.

•	The Company purchased 1.1 million shares of its common stock in the fourth quarter, bringing the total number of shares it has repurchased during the year to 9.4 million.

•	The Company announced a quarterly dividend of 18 cents per share. Previously, the Company paid a semi-annual dividend of 23 cents per share.

-MORE-

Operating Highlights

OLIVE GARDEN’S fourth quarter sales of $719.2 million were 8.2% above prior year, driven primarily by revenue from 32 net new restaurants opened during fiscal 2007 and a U.S. same-restaurant sales increase of 3.5%. For the quarter, on a percentage of sales basis, the company’s increased food and beverage expenses, restaurant labor expenses, and restaurant expenses as a percent of sales were partially offset by lower selling, general, and administrative expenses, and depreciation and amortization expense as a percent of sales. Operating profit increased for the quarter, although it was modestly lower on a percentage of sales basis. Olive Garden had record total sales and operating profit for the fiscal year. Total sales of $2.79 billion increased 6.6% from last year and average annual sales per restaurant were $4.7 million. U.S. same-restaurant sales increased 2.7% for the fiscal year.

RED LOBSTER’S fourth quarter sales of $690.9 million were 1.8% below prior year, due primarily to a U.S. same-restaurant sales decrease of 2.2%. For the quarter, the company’s lower food and beverage expenses, restaurant expenses, and selling, general, and administrative expenses as a percent of sales more than offset increased restaurant labor expenses and depreciation and amortization expense as a percent of sales. Operating profit increased slightly on a percentage of sales basis. Red Lobster had record total sales and operating profit for the fiscal year. Total sales were $2.60 billion, a 0.9% increase from last year and average annual sales per restaurant were $3.8 million. U.S. same-restaurant sales for the fiscal year increased 0.2%.

BAHAMA BREEZE’S fourth quarter sales from continuing operations of $38.1 million were 0.7% below prior year as same-restaurant sales fell 0.7%. Total sales from continuing operations for the fiscal year were $137.9 million and average annual sales per restaurant were $6.0 million. Bahama Breeze’s same-restaurant sales increased 0.9% for the fiscal year.

Other Actions

Darden continued the buyback of its common stock, purchasing 1.1 million shares in the fourth quarter. In fiscal 2007, the Company spent $371 million purchasing 9.4 million shares. Since commencing its repurchase program in December 1995, the Company has purchased 141.9 million shares for $2.62 billion, under authorizations totaling 162.4 million shares.

Darden announced that it would pay a quarterly dividend of 18 cents per share on August 1, 2007 to shareholders of record on July 10, 2007. Previously the Company paid a semi-annual dividend of 23 cents per share, or 46 cents per share on an annual basis. Based on the 18-cent quarterly dividend declaration, the Company’s indicated annual dividend is 72 cents per share, an increase of more than 56%.

Darden’s Annual Meeting of Shareholders will be held on September 14, 2007 at the Hyatt Regency Orlando International Airport in Orlando, FL. The record date for shareholders entitled to vote at the Annual Meeting is July 23, 2007.

May 2007 U.S. Same-Restaurant Sales Results

Darden reported U.S. same-restaurant sales for the four-week May fiscal month ended May 27, 2007. This period is the last month of Darden’s fiscal 2007 fourth quarter.

-MORE-

Same-restaurant sales at Olive Garden increased 1% to 2% for fiscal May, which reflected a 2% to 3% increase in check average and a 0% to 1% decrease in guest counts. The check average increase was due to a 2% to 3% increase in pricing and a 0% to 1% decrease from menu mix changes. Last year, same-restaurant sales at Olive Garden increased approximately 3% during fiscal May.

Same-restaurant sales at Red Lobster decreased 1% to 2% for fiscal May, which reflected an approximate 3% increase in check average and a 4% to 5% decrease in guest counts. The check average increase was a result of a 2% to 3% increase in pricing and a 0% to 1% increase from menu mix changes. Last year, same-restaurant sales at Red Lobster increased 3% to 4% during fiscal May.

Fiscal 2008 Outlook

Darden expects combined same-restaurant sales growth in fiscal 2008 of between 2% and 4% for Red Lobster and Olive Garden. The Company also expects approximately 3% unit growth in fiscal 2008, comprised mainly of Olive Garden restaurants.

“We expect that solid same-restaurant sales growth at Red Lobster, Olive Garden and Bahama Breeze and strong cost management, combined with an acceleration in new restaurant expansion at Olive Garden, will result in 10% to 12% diluted net earnings per share growth from continuing operations in fiscal 2008,” said Otis. “We believe this is a well-supported growth plan that reflects the emerging cost pressures in the casual dining industry and our expectation that casual dining sales growth will continue to be relatively soft before improving in the second half of our fiscal year.”

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates nearly 1,400 Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones and Seasons 52 restaurants with annual sales of $5.9 billion.

Forward-looking statements in this news release are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements including the impact of intense competition, changing economic or business conditions, the price and availability of food, ingredients and utilities, labor and insurance costs, increased advertising and marketing costs, higher-than-anticipated costs to open or close restaurants, litigation, unfavorable publicity, a lack of suitable locations, government regulations, a failure to achieve growth objectives, weather, risks associated with our plans to continue to improve financial performance at Bahama Breeze to support new restaurant growth, the closure and disposition of certain Smokey Bones restaurants and the anticipated sale of the remaining Smokey Bones restaurants, and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

-MORE-

DARDEN RESTAURANTS, INC.

NUMBER OF RESTAURANTS

05/27/07		05/28/06
651	Red Lobster USA	651
29	Red Lobster Canada	31

680	Total Red Lobster	682

608	Olive Garden USA	576
6	Olive Garden Canada	6

614	Total Olive Garden	582

23	Bahama Breeze	32

73	Smokey Bones	126

7	Seasons 52	5

1,397	Total Restaurants	1,427

DARDEN RESTAURANTS, INC.

FOURTH QUARTER FY 2007 FINANCIAL HIGHLIGHTS

(In millions, except per share data)

(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	5/27/2007	5/28/2006	5/27/2007	5/28/2006
Sales	$1,459.8	$1,414.3	$5,567.1	$5,353.6

Earnings from continuing operations	$98.5	$95.0	$377.1	$351.8
Losses from discontinued operations, net of tax	(153.6)	(2.7)	(175.7)	(13.6)
Net earnings (loss)	$(55.1)	$92.3	$201.4	$338.2

Basic net earnings per share:
Earnings from continuing operations	$0.70	$0.65	$2.63	$2.35
Losses from discontinued operations	$(1.09)	$(0.02)	$(1.23)	$(0.09)
Net earnings (loss)	$(0.39)	$0.63	$1.40	$2.26
Diluted net earnings per share:
Earnings from continuing operations	$0.67	$0.62	$2.53	$2.24
Losses from discontinued operations	$(1.05)	$(0.02)	$(1.18)	$(0.08)
Net earnings (loss)	$(0.38)	$0.60	$1.35	$2.16
Average number of common shares outstanding:
Basic	140.3	146.7	143.4	149.7
Diluted	145.9	153.8	148.8	156.9

-MORE-

DARDEN RESTAURANTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In millions, except per share data)

(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	5/27/2007	5/28/2006	5/27/2007	5/28/2006
Sales	$1,459.8	$1,414.3	$5,567.1	$5,353.6
Costs and expenses:
Cost of sales:
Food and beverage	433.0	419.6	1,616.1	1,570.0
Restaurant labor	474.4	452.6	1,808.2	1,722.1
Restaurant expenses	219.5	209.2	834.5	806.4

Total cost of sales (1)	$1,126.9	$1,081.4	$4,258.8	$4,098.5
Selling, general and administrative	135.1	132.9	534.6	504.8
Depreciation and amortization	50.9	50.0	200.4	197.0
Interest, net	9.3	10.3	40.1	43.9
Asset impairment, net	0.3	—	2.4	1.3

Total costs and expenses	$1,322.5	$1,274.6	$5,036.3	$4,845.5

Earnings before income taxes	137.3	139.7	530.8	508.1
Income taxes	(38.8)	(44.7)	(153.7)	(156.3)

Earnings from continuing operations	$98.5	$95.0	$377.1	$351.8
Losses from discontinued operations, net of taxes of $95.6, $2.4, $112.9 and $12.1, respectively	(153.6)	(2.7)	(175.7)	(13.6)

Net earnings (loss)	$(55.1)	$92.3	$201.4	$338.2

Basic net earnings per share:
Earnings from continuing operations	$0.70	$0.65	$2.63	$2.35
Losses from discontinued operations	$(1.09)	$(0.02)	$(1.23)	$(0.09)
Net earnings (loss)	$(0.39)	$0.63	$1.40	$2.26
Diluted net earnings per share:
Earnings from continuing operations	$0.67	$0.62	$2.53	$2.24
Losses from discontinued operations	$(1.05)	$(0.02)	$(1.18)	$(0.08)
Net earnings (loss)	$(0.38)	$0.60	$1.35	$2.16
Average number of common shares outstanding:
Basic	140.3	146.7	143.4	149.7
Diluted	145.9	153.8	148.8	156.9
(1) Excludes restaurant depreciation and amortization as follows:	$47.8	$46.1	$186.4	$181.1

-MORE-

DARDEN RESTAURANTS, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	5/27/2007	5/28/2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30.2	$42.3
Receivables, net	46.4	37.1
Inventories, net	209.6	198.7
Prepaid expenses and other current assets	33.5	29.9
Deferred income taxes	49.4	73.0
Assets held for sale	144.0	—

Total current assets	$513.1	$381.0
Land, buildings and equipment, net	2,181.3	2,446.0
Other assets	151.0	186.6

Total assets	$2,845.4	$3,013.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$178.0	$213.2
Short-term debt	211.4	44.0
Accrued payroll	108.5	123.2
Accrued income taxes	75.9	64.8
Other accrued taxes	43.4	46.9
Unearned revenues	109.9	100.8
Current portion of long-term debt	—	149.9
Other current liabilities	305.0	292.2
Liabilities held for sale	42.3	—

Total current liabilities	$1,074.4	$1,035.0
Long-term debt, less current portion	491.6	494.7
Deferred income taxes	0.2	90.6
Deferred rent	127.1	138.5
Other liabilities	56.1	30.5

Total liabilities	$1,749.4	$1,789.3

Stockholders’ equity:
Common stock and surplus	$1,904.3	$1,806.4
Retained earnings	1,814.9	1,679.2
Treasury stock	(2,576.5)	(2,211.2)
Accumulated other comprehensive income (loss)	(25.8)	(5.5)
Unearned compensation	(20.6)	(44.2)
Officer notes receivable	(0.3)	(0.4)

Total stockholders’ equity	1,096.0	1,224.3

Total liabilities and stockholders’ equity	$2,845.4	$3,013.6

-MORE-

DARDEN RESTAURANTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In millions, except per share data)

(Unaudited)

	13 Weeks Ended
	8/27/2006	8/28/2005
Sales	$1,359.6	$1,318.8
Costs and expenses:
Cost of sales:
Food and beverage	385.9	389.4
Restaurant labor	435.7	418.8
Restaurant expenses	204.7	196.3

Total cost of sales (1)	$1,026.3	$1,004.5
Selling, general and administrative	133.3	125.7
Depreciation and amortization	49.9	48.5
Interest, net	10.3	11.1
Asset impairment, net	0.4	0.1

Total costs and expenses	$1,220.2	$1,189.9

Earnings before income taxes	139.4	128.9
Income taxes	(46.1)	(42.9)

Earnings from continuing operations	$93.3	$86.0
Losses from discontinued operations, net of taxes of $4.1 and $0.4, respectively	(4.8)	(0.5)

Net earnings (loss)	$88.5	$85.5

Basic net earnings per share:
Earnings from continuing operations	$0.64	$0.56
Losses from discontinued operations	$(0.03)	$(0.00)
Net Earnings (loss)	$0.61	$0.56
Diluted net earnings per share:
Earnings from continuing operations	$0.62	$0.53
Losses from discontinued operations	$(0.03)	$(0.00)
Net Earnings (loss)	$0.59	$0.53
Average number of common shares outstanding:
Basic	144.9	153.3
Diluted	150.3	160.4

(1) Excludes restaurant depreciation and amortization as follows:	$45.7	$44.7

-MORE-

DARDEN RESTAURANTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In millions, except per share data)

(Unaudited)

	13 Weeks Ended
	11/26/2006	11/27/2005
Sales	$1,298.1	$1,241.4
Costs and expenses:
Cost of sales:
Food and beverage	375.5	361.6
Restaurant labor	434.3	411.2
Restaurant expenses	198.2	196.0

Total cost of sales (1)	$1,008.0	$968.8
Selling, general and administrative	133.6	123.2
Depreciation and amortization	49.8	48.7
Interest, net	10.3	11.9
Asset impairment, net	(0.2)	1.3

Total costs and expenses	$1,201.5	$1,153.9

Earnings before income taxes	96.6	87.5
Income taxes	(29.0)	(28.9)

Earnings from continuing operations	$67.6	$58.6
Losses from discontinued operations, net of taxes of $4.9 and $3.1, respectively	(5.9)	(3.5)

Net earnings (loss)	$61.7	$55.1

Basic net earnings per share:
Earnings from continuing operations	$0.46	$0.39
Losses from discontinued operations	$(0.04)	$(0.02)
Net Earnings (loss)	$0.42	$0.37

Diluted net earnings per share:
Earnings from continuing operations	$0.45	$0.37
Losses from discontinued operations	$(0.04)	$(0.02)
Net Earnings (loss)	$0.41	$0.35

Average number of common shares outstanding:
Basic	145.3	149.6
Diluted	150.7	156.2

(1) Excludes restaurant depreciation and amortization as follows:	$46.3	$44.6

-MORE-

DARDEN RESTAURANTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In millions, except per share data)

(Unaudited)

	13 Weeks Ended
	02/25/2007	02/26/2006
Sales	$1,449.5	$1,379.1
Costs and expenses:
Cost of sales:
Food and beverage	421.8	399.4
Restaurant labor	463.7	439.6
Restaurant expenses	212.2	204.9

Total cost of sales (1)	$1,097.7	$1,043.9
Selling, general and administrative	132.6	123.0
Depreciation and amortization	49.8	49.7
Interest, net	10.2	10.5
Asset impairment, net	1.8	(0.1)

Total costs and expenses	$1,292.1	$1,227.0

Earnings before income taxes	157.4	152.1
Income taxes	(39.7)	(39.9)

Earnings from continuing operations	$117.7	$112.2
Losses from discontinued operations, net of taxes of $8.3 and $6.1, respectively	(11.3)	(6.9)

Net earnings (loss)	$106.4	$105.3

Basic net earnings per share:
Earnings from continuing operations	$0.82	$0.75
Losses from discontinued operations	$(0.08)	$(0.05)
Net Earnings (loss)	$0.74	$0.70

Diluted net earnings per share:
Earnings from continuing operations	$0.79	$0.71
Losses from discontinued operations	$(0.07)	$(0.04)
Net Earnings (loss)	$0.72	$0.67

Average number of common shares outstanding:
Basic	142.9	149.4
Diluted	148.3	156.9

(1) Excludes restaurant depreciation and amortization as follows:	$46.4	$45.6

-END-